Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

FIRSTCITY FINANCIAL CORPORATION

A Delaware Corporation

i

4.10	Compensation	12
4.11	Responsibility	12

ARTICLE FIVE: NOTICE

5.1	Method	12
5.2	Waiver	12

ARTICLE SIX: OFFICERS

6.1	Number; Titles; Term of Office	13
6.2	Removal	13
6.3	Vacancies	13
6.4	Authority	13
6.5	Compensation	13
6.6	Chairman of the Board	13
6.7	Vice Chairman of the Board	13
6.8	President	14
6.9	Executive Vice Presidents, Senior Vice Presidents and Vice Presidents	14
6.10	Treasurer	14
6.11	Assistant Treasurers	15
6.12	Secretary	15
6.13	Assistant Secretaries	15
6.14	Chief Executive Officer	15

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1	Certificates for Shares	15
7.2	Replacement of Lost or Destroyed Certificates	16
7.3	Transfer of Shares	16
7.4	Fractional Shares	16
7.5	Registered Stockholders	16
7.6	Regulations	17
7.7	Legends	17

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.1	Dividends	17
8.2	Reserves	17
8.3	Books and Records	17
8.4	Fiscal Year	17
8.5	Seal	17
8.6	Resignations	18
8.7	Securities of Other Corporations	18
8.8	Telephone Meetings	18
8.9	Action Without a Meeting	18
8.10	Ratification	19
8.11	Invalid Provisions	19
8.12	Bank Accounts and Drafts	19
8.13	Financial Reports	19
8.14	Mortgages, Contracts, etc	19
8.15	Headings	20
8.16	References	20
8.17	Amendments	20

ii

AMENDED AND RESTATED BYLAWS

OF

FIRSTCITY FINANCIAL CORPORATION

A Delaware Corporation

PREAMBLE

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of FirstCity Financial Corporation, a Delaware corporation (the “Corporation”). These bylaws are amended and restated as of December 30, 2005, upon action of the Board of Directors of the Corporation.  In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, shall control.

ARTICLE ONE:  OFFICES

1.1              Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2              Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO:  MEETINGS OF STOCKHOLDERS

2.1              Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders entitled by the Certificate of Incorporation to elect directors shall elect such directors and transact such other business as may properly be brought before the meeting.

2.2              Special Meeting.  A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, the board of directors, and shall be called by the President or the Secretary at the request in writing of the stockholders of record of not less than ten percent of all shares entitled to vote at such meeting or as otherwise provided by the Certificate of Incorporation.  A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting.  Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

2.3              Place of Meetings.  An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors.  A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting.  Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.4              Notice.  Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting.  If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who attends such meeting in person or by proxy and does not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who submits, either before or after the meeting, a signed waiver of notice in person or by proxy.

2.5              Stockholder List.  At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder.  For a period of ten (10) days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours.  Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Stockholders shall have those rights afforded under the Delaware General Corporation Law to inspect for any proper purpose the Corporation’s stock ledger, list of stockholders and other books and records, and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the Delaware General Corporation Law. Information so requested shall be made available for inspecting, copying, or extracting during usual business hours at the principal executive offices of the Corporation. Each stockholder desiring photostatic or other duplicate copies of any such information requested shall make arrangements to provide the duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this paragraph may be permitted in the discretion of the President of the Corporation or by vote of the board of directors.

2.6              Quorum.  The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these bylaws.  If a quorum is not present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting) , until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7              Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the Certificate of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8              Method of Voting; Proxies.  Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.9              New Business and Nominations of Directors.

(a)                                  Notice of New Business. At any meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting. For any new business proposed by the board of directors to be properly brought before any meeting of stockholders, such new business shall be approved by the board and shall be stated in writing and filed with the Secretary of the Corporation at least five (5) days before the date of the meeting, and all business so approved, stated, and filed shall be considered at the meeting. Any stockholder entitled to vote thereon may make any other proposal at a meeting of stockholders, but unless properly brought before any meeting, such proposal shall not be acted upon thereat. For a proposal to be properly brought before any meeting by a stockholder entitled to vote thereon, the stockholder must have provided written notice thereof to the Secretary of the Corporation. Such stockholder notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the date that corresponds to one hundred twenty (120) days prior to the date the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, or (ii) in the case of a special meeting, no earlier than ninety (90) days prior to such special meeting and not later than the close of business on the later of (1) sixty (60) days prior to such special meeting, or (2) ten (10) days following the day on which public announcement is first made of the date of the special meeting and of any business proposed by the board of directors to be conducted at such meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a description of the proposal desired to be brought before the meeting and the reasons for conducting such business thereat; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (c) the class or series and number of shares of stock of the Corporation that are held of record, beneficially owned, and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been publicly announced) by the stockholder and any other stockholders known by such stockholder to be supporting such proposal on such dates; (d) any financial interest of the stockholder or stockholders in such proposal; and (e) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any successor regulation thereto.

For purposes of this section 2.9, “publicly announced” or “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15 (d) of the Exchange Act.

The board of directors may reject any stockholder proposal not made strictly in accordance with the terms of this Section 2.9(a). Alternatively, if the board of directors fails to consider the validity of any stockholder proposal, the Chairman or other presiding officer at any meeting of stockholders, shall, if the facts warrant, determine and declare at such meeting that the stockholder proposal was not made in accordance with the provisions of this Section 2.9(a), and, if he should so determine, he shall so declare at the meeting, and any such business or proposal not properly brought before the meeting shall not be acted upon thereat. The provisions of this Section 2.9 (a) shall not prevent the consideration and approval or disapproval at any meeting of stockholders of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed, and received as provided in this section.

(b)                                 Notice of Director Nominations.  Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 2.9(b) shall be eligible for election as directors of the Corporation in accordance with Section 3.2 of these bylaws.

Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders only (a) by or at the direction of the board of directors, or (b) by any stockholder of the Corporation entitled to vote for the election of such directors at the meeting who complies with the notice procedures set forth in this Section 2.9. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than thirty (30) days nor more than sixty (60) days prior to the meeting, or (ii) in the case of a special meeting, no earlier than ninety (90) days prior to such special meeting and not later than the close of business on the later of (1) sixty (60) days prior to such special meeting, or (2) ten (10) days following the day on which public announcement is first made of the date of the special meeting and of any nominations to the board of directors proposed by the board to be elected at such meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public announcement was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors,  or as otherwise required,  in each case pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such stockholder, and (2) the class or series and number of shares of stock of the Corporation that are held of record, beneficially owned, and represented by proxy on the date of such stockholder nomination and on the record date of the meeting (if such date shall have been publicly announced) by such stockholder on such dates. At the request of the board of directors, any person nominated by the board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The Chairman or other presiding officer at any meeting of stockholders shall, if the facts warrant, determine and declare at such meeting that a stockholder nomination was not made in accordance with the provisions of this Section 2.9(b), and, if he should so determine, he shall so declare at the meeting, and any such nomination not properly brought before the meeting shall be disregarded.

2.10        Record Date. (a) For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(iii) A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b)              For the Corporation to determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law or these bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

2.11        Conduct of Meeting.  The Chairman of the Board, or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders.  The Secretary shall keep the records of each meeting of stockholders.  In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting.

2.12        Inspectors.  The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding, the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions arising in connection with the right to vote; (iv) count and tabulate all votes, ballots, or consents; (v) determine the results; and (vi) do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE THREE:  DIRECTORS

3.1              Management, The business, property and affairs of the Corporation shall be managed by, or under the director of, the board of directors.  Subject to the restrictions imposed by law, the Certificate of Incorporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

3.2              Number; Qualification; Election; Term.  The number of directors which shall constitute the entire board of directors shall be not less than one (1) nor more than twelve (12).  The initial board of directors shall consist of the number of directors named in the Certificate of Incorporation.  Except as otherwise required by law, the Certificate of Incorporation, or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of such directors.  Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office.  None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.  Each director must have attained the age of majority.

3.3              Change in Number.  No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

3.4              Removal.  Except as otherwise provided in the Certificate of Incorporation or these bylaws, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of such director or directors; provided, however, that so long as stockholders have the right to cumulate votes in the election of directors pursuant to the Certificate of Incorporation, if less than the entire board of directors is to be removed, no one of the directors may be removed if the votes case against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

3.5              Vacancies.  Unless otherwise specified in the Certificate of Incorporation, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director; provided that, notwithstanding the foregoing, if on the date of adoption of these Bylaws by the directors there are fewer than twelve (12) directors, then to the extent the directors do not include at least one independent, non-management director other than Bart Brown, Jr. (an

“Outside Director”) or one director who held common stock of the Corporation on the day immediately prior to the date of adoption of these Bylaws other than any director of Old Corporation and any former shareholder of J-Hawk Corporation, a Texas corporation (the “Old Common Director”), a special nominating committee of the board of directors consisting of Donald J. Douglass and James R. Hawkins shall be created and empowered (until the first annual meeting of stockholders held after the date of adoption of these Bylaws by the directors) to appoint such an Outside Director and/or Old Common Director, as the case may be; and each director so chosen or appointed shall hold office until the first annual meeting of stockholders held after his election or appointment and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office.  If there are no directors in office, an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such remaining directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in the Certificate of Incorporation or these bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

3.6              Meetings of Directors.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.7              First Meeting.  Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

3.8              Election of Officers.  At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

3.9              Regular Meetings.  Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors.  Notice of such regular meetings shall not be required.

3.10        Special Meetings.  Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the President, or any director.

3.11        Notice.  The Secretary shall give notice of each special meeting to each director at least twenty-four (24) hours before the meeting.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.12        Quorum; Majority Vote.  At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business.  If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice.  Unless the act of a greater number is required by law, the Certificate of Incorporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors  At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.13        Procedure.  At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine.  The Chairman of the Board, or if the Chairman of the Board is absent or otherwise unable to act, the Vice Chairman of the Board shall preside at all meetings of the board of directors.  In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present.  The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting.  The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.14        Presumption of Assent.  A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.15        Compensation.  The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, however, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE FOUR:  COMMITTEES

4.1              Designation.  The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

4.2              Number; Qualification; Term.  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors.  The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors.  Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

4.3              Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these bylaws.

4.4              Committee Changes.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5              Alternate Members of Committees.  The board of directors may designate one (1) or more directors as alternate members of any committee.  Any such alternate member may replace any absent or disqualified member at any meeting of the committee.  If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

4.6              Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7              Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8              Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these bylaws.

4.9              Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors.  The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.10        Compensation.  Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.11        Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE:  NOTICE

5.1              Method.  Whenever by statute, the Certificate of Incorporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax).  Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid.  Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid.  Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2              Waiver.  Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Certificate of Incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE SIX:  OFFICERS

6.1     Number; Titles; Term of Office. The officers of the Corporation shall be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.  Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

6.2              Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

6.3              Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

6.4              Authority.  Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.5              Compensation.  The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

6.6              Chairman of the Board.  The Board of Directors shall elect a Chairman of the Board from among its members.  The Chairman of the Board will, if present, preside at all meetings of the Board of Directors and all meetings of the shareholders and shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board by the Board of Directors or prescribed by these Bylaws.  The Chairman of the Board shall not be deemed an executive officer or employee of the Corporation based on appointment to the office of Chairman of the Board.

6.7              Vice Chairman of the Board.  The Board of Directors shall elect a Vice Chairman of the Board from among its members.  The Vice Chairman of the Board shall be an independent director of the Corporation under the NASDAQ Stock Market Rules and shall preside at all meetings of the independent and non-executive directors of the Corporation in the event that the individual serving as Chairman of the Board is not an independent director under the NASDAQ Stock Market Rules. The Vice Chairman of the Board will, if the Chairman of the Board is not present, preside at all meetings of the Board of Directors, all meetings of the non-management directors and at all meetings of the shareholders and shall exercise and perform such other powers and duties as may be from time to time assigned to the Vice Chairman of the Board by the Board of Directors or prescribed by these Bylaws.  The Vice Chairman of the Board shall not be deemed an executive officer or employee of the Corporation based on appointment to the office of Vice Chairman of the Board.

6.8              President.  Subject to the oversight of the Board of Directors and the supervisory powers, if any, that may be given by the Board of Directors to the Chairman of the Board and the Chief Executive Officer, the President shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities and of the officers, employees and agents of the Corporation,and will have the general powers and duties of management usually vested in the office of president of a corporation.  The President shall perform such other duties and have such other powers as may be from time to time assigned to the President by the Board of Directors.

6.9              Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.  Each such officer shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held office) shall exercise the powers of the President during that officer’s absence or inability to act.  As between the Corporation and third parties, any action taken by an Executive Vice President, a Senior Vice President or a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.10        Treasurer.  The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, the Vice Chairman of the Board, or the President.

6.11        Assistant Treasurers.  Each Assistant Treasurer, if any, shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Vice Chairman of the Board, or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.12        Secretary.  Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board, the Vice Chairman of the Board, or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board, the Vice Chairman of the Board, or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, the Vice Chairman of the Board, and the President.

6.13        Assistant Secretaries.  Each Assistant Secretary, if any, shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Vice Chairman of the Board, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

6.14        Chief Executive Officer.  Subject to the oversight of the Board of Directors, the Chief Executive Officer shall have general charge and supervision, direction, and control of the business of the Corporation and the officers, employees and agents of the Corporation, shall see that all orders, actions and resolutions of the Board of Directors are carried out, and will have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation.  The Chief Executive Officer shall perform such other duties and have such other powers as may be from time to time assigned to the Chief Executive Officer by the Board of Directors.

ARTICLE SEVEN:  CERTIFICATES AND STOCKHOLDERS

7.1              Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors; provided, however, that the board of directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. The certificates shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

7.2              Replacement of Lost or Destroyed Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

7.3              Transfer of Shares.  Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

7.4              Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

7.5              Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6              Regulations.  The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, registration, or replacement of certificates for shares of stock of the Corporation.

7.7              Legends.   The board of directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE EIGHT:  MISCELLANEOUS PROVISIONS

8.1              Dividends.  Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation.  Such declaration and payment shall be at the discretion of the board of directors.

8.2              Reserves.  There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

8.3              Books and Records.  The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4              Fiscal Year.  The fiscal year of the Corporation shall be fixed by the board of directors; provided, however, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

8.5              Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the board of directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

8.6              Resignations.  Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Secretary.  Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.7              Securities  of  Other  Corporations.  The Chairman of the Board, the Vice Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.8              Telephone Meetings.  Members of the board of directors or of any committee thereof may participate in and hold a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting  for  the  express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.9              Action Without a Meeting.  (a) Unless otherwise provided in the Certificate of Incorporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted, and (ii) delivered to the Corporation’s registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 8.9(a) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation’s registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. The Secretary shall provide prompt written notice of the taking of action without a meeting to the stockholders that did not consent in writing, or did not provide an effective written consent, to such action.

(b) Unless otherwise restricted by the Certificate of Incorporation or by these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

8.10        Ratification.  Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the board of directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

8.11        Invalid Provisions.  If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.12        Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the board of directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person  so designated by the Treasurer.

8.13        Financial Reports.  The board of directors may appoint the primary financial officer or other fiscal officer or the Secretary to cause to be prepared and furnished to stockholders entitled thereto any special financial notice or financial statement, as the case may be, which may be required by any provision of law.

8.14        Mortgages Contracts, etc.  The board of directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, deeds of trust, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.  Attestation by the Secretary of the Corporation to the execution of any deed, deed of trust, bond, mortgage, contract, or other obligation or instrument by any duly authorized officer or officers shall not be necessary to constitute such deed, deed of trust, bond, mortgage, contract or other obligation or instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

8.15        Headings.  The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in their interpretation.

8.16        References.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

8.17        Amendments.  These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders entitled to vote thereon or the board of directors or at any special meeting of the stockholders entitled to vote thereon or the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws is contained in the notice of such special meeting; provided, however, that until the New Special Preferred Stock has been redeemed in accordance with its terms, no alteration or amendment of these bylaws, nor the enactment of any new bylaws, may alter, amend, or delete the provisions of section 3.2 relating to the number of directors that shall constitute the entire board of directors.

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were amended and restated by action of the board of directors of the Corporation as of December 30, 2005.

Richard J. Vander Woude, Secretary